JOHN HANCOCK SPECIAL EQUITIES FUND

                          Amendment of Section 5.11 and
                    Redesignation of Existing Class C Shares
                            of Beneficial Interest of
                       John Hancock Special Equities Fund


                            Amendment of Section 5.11

         The undersigned, being a majority of the Trustees of John Hancock Special Equities Fund, a Massachusetts business trust (the "Fund"), acting pursuant to Section 8.3 of the Amended and Restated Declaration of Trust dated February 28, 1992, as amended from time to time (the "Declaration of Trust"), do hereby amend Section 5.11 as follows:

         1. Section 5.11 (a) shall be deleted and replaced with the following:

                  Without  limiting  the  authority of the Trustees set forth in
                  Section 5.1 to establish and designate any further Series or Classes, the Trustees hereby establish the following single Series which consists of Class A Shares, Class B Shares, and Class C Shares: John Hancock Special Equities Fund (the "Existing Series").

         2.       Section 5.11 (b) shall be deleted in its entirety.

         3.       Section 5.11 (c) shall be renumbered 5.11 (b).

         4.       Section 5.11 (d) shall be renumbered 5.11 (c).


                    Redesignation of Existing Class C Shares
                    ----------------------------------------

         The undersigned, being a majority of the Trustees of John Hancock Special Equities Fund, a Massachusetts business trust (the "Fund"), acting pursuant to 5.1 and 5.11 of the Amended and Restated Declaration of Trust dated February 28, 1992, as amended from time to time (the "Declaration of Trust"), do hereby redesignate an existing class of shares of John Hancock Special Equities Fund as follows:

      1. The existing Class C Shares are hereby redesignated as Class Y Shares.


         The Declaration of Trust is hereby amended to the extent necessary to reflect the amendment of Section 5.11 and the redesignation of existing Class C Shares, effective June 1, 1998.

         Capitalized terms not otherwise defined herein shall have the meanings set forth in the Declaration of Trust.

         IN WITNESS WHEREOF, the undersigned have executed this instrument on the 10th day of March 1998.



/s/Dennis S. Aronowitz                                  /s/William F. Glavin
----------------------                                  --------------------
Dennis S. Aronowitz                                     William F. Glavin

/s/Edward J. Boudreau, Jr.                              /s/Anne C. Hodsdon
--------------------------                              ------------------
Edward J. Boudreau, Jr.                                 Anne C. Hodsdon

/s/Richard P. Chapman, Jr.                              /s/John A. Moore
--------------------------                              ----------------
Richard P. Chapman, Jr.                                 John A. Moore

/s/William J. Cosgrove                                  /s/Patti McGill Peterson
----------------------                                  ------------------------
William J. Cosgrove                                     Patti McGill Peterson

/s/Douglas M. Costle                                    /s/John W. Pratt
--------------------                                    ----------------
Douglas M. Costle                                       John W. Pratt

/s/Leland O. Erdahl
-------------------                                     -----------------
Leland O. Erdahl                                        Richard S. Scipione

/s/Richard A. Farrell                                   /s/Edward J. Spellman
---------------------                                   ---------------------
Richard A. Farrell                                      Edward J. Spellman

/s/Gail D. Fosler
-----------------
Gail D. Fosler

         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

STATE OF FLORIDA )
                 )ss
COUNTY OF PASCO  )


         Then personally appeared the above-named Dennis S. Aronowitz, Edward J. Boudreau, Jr., Richard P. Chapman, Jr., William J. Cosgrove, Douglas M. Costle, Leland O. Erdahl, Richard A. Farrell, Gail D. Fosler, William F. Glavin, Anne C. Hodsdon, John A. Moore, Patti McGill Peterson, John W. Pratt, and Edward J. Spellman, who acknowledged the foregoing instrument to be his or her free act and deed, before me, this 10th day of March, 1998.


                                           /s/Michele M. Jones
                                           -------------------
                                           Notary Public

                                           My Commission Expires: 8/25/00




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